UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:   (Date of Earliest Event Reported) May 22, 2017 (May 17, 2017)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

________________________________________________________________________

ITEM 8.01    Other Events

At the March 8, 2017, annual meeting of shareholders, Mark T. Behrman was elected to the board of directors (the “Board”) of Panhandle Oil and Gas Inc. (the “Company”). Due to a scrivener’s error contained in the Company’s proxy statement dated January 27, 2017, Mr. Behrman was not included on the list of directors and nominees for whom the Board affirmatively determined by resolution are independent under the New York Stock Exchange Listed Company Manual’s independence standards, applicable Securities and Exchange Commission rules and the Company’s Corporate Governance Guidelines. To avoid any potential confusion caused by that oversight, the Company hereby states that based on a review of the information provided by Mr. Behrman, the Board affirmatively determined by resolution that Mr. Behrman is independent. The Board has also determined that Mr. Behrman meets all applicable independence and financial literacy requirements of the Securities and Exchange Commission and of the New York Stock Exchange required for members of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Paul F. Blanchard Jr.
Paul F. Blanchard Jr.,
President and CEO

DATE:	May 22, 2017